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                                                                   EXHIBIT 10.13

                          MANAGEMENT SERVICES AGREEMENT

                                     between

                         National Medical Systems, Inc.

                                       and

                                   MEDIX, Inc.
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                          MANAGEMENT SERVICES AGREEMENT

         THIS MANAGEMENT SERVICES AGREEMENT dated effective as of September 1, 1996, is entered into between National Medical Systems, Inc., a Florida corporation (the "Manager"), and MEDIX, Inc., a New Jersey corporation ("MEDIX").


                              W I T N E S S E T H:


         WHEREAS, MEDIX is engaged in the business of developing, marketing, installing, maintaining and servicing the "Medical Manager" office practice management system under the private label "The System by MEDIX"(the "Business"); and

         WHEREAS, the Manager, MEDIX and Blue Cross and Blue Shield of New Jersey, Inc., a New Jersey health service corporation and the indirect parent of MEDIX ("BCBSNJ"), are entering into an Option Agreement of even date herewith (the "Option Agreement"), pursuant to which the Manager will have the right, subject to the terms and conditions set forth in the Option Agreement, to purchase certain assets of MEDIX used in connection with the Business and to assume certain related liabilities; and

         WHEREAS, MEDIX desires to engage the Manager to manage the Business pending consummation of the transactions contemplated by the Option Agreement and the Manager is willing to be so engaged to manage the Business, in accordance with the terms and conditions set forth in this Agreement;

         NOW , THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, and in order to permit the Manager to take over the management of the Business, it is hereby agreed as follows:

         1. Definitions.

                  a. For purposes of this Agreement, the following terms shall have the meanings set forth below:

         "Affiliate" of any Person (the "first person") shall mean any Person, directly or indirectly, controlling, controlled by or under common control with the first person. As used in the definition of "Affiliate", the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person,
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whether through ownership of voting securities, by contract or otherwise.
Neither MEDIX nor the Manager is an Affiliate of the other.

         "Agreement" shall mean this Management Services Agreement, including all Schedules hereto, as it may be amended from time to time in accordance with its terms.

         "Arbitrator" shall mean any natural person who is a resident of the United States and who is not an employee or Affiliate of any of the parties hereto or of any Person which is an Affiliate of any such party. In the selection and appointment of Arbitrators the parties each agree to act in good faith to name persons with experience and expertise in the subject matter involved.

         "Effective Date" shall mean the effective date of this Agreement, set forth in the introductory paragraph of this Agreement as the date as of which this Agreement is entered into by the Manager and MEDIX.

         "GAAP" shall mean U.S. generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, which are applicable to the circumstances as of the date of determination. For purposes of this Agreement, when GAAP permits the use of alternative accounting methods, the choice of methods acceptable under GAAP shall be applied in a manner consistent with the historic practices used by the Person to which the term applies.

         "Include" and "including" shall mean include or including, as the case may be, without any implied exclusion of other items.

         "Manager" shall have the meaning given to it in the preamble.

         "MEDIX" shall have the meaning given to it in the preamble.

         "Person" shall mean any natural person, corporation, partnership or other business structure recognized as a separate legal entity.

         "Term" shall mean the period commencing on the Effective Date and ending on the Termination Date.

         "Termination Date" means the date on which this Agreement is terminated in accordance with its terms.

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         2. Appointment. MEDIX hereby appoints and engages the Manager as
MEDIX's sole and exclusive business manager of the Business, and the Manager accepts such appointment and engagement on and subject to the terms and conditions set forth in this Agreement. Subject to the limitations and conditions set forth in this Agreement, the Manager, in such capacity, shall have the authority and responsibility to direct, supervise and manage the business operations of the Business on behalf of and for the account of MEDIX and to take all actions related thereto.

         3. Facilities Provided by MEDIX. MEDIX shall obtain and maintain such facilities and shall provide such equipment and supplies as are reasonably necessary for the proper and efficient operation of the Business, consistent with past practice; provided, however, that, among certain other items, any rental expense and related costs incurred by MEDIX for the office space being utilized as of the date of this Agreement (and which will continue to be made available for such use until December 31, 1996) shall not be deemed to be expenses for purposes of calculating any payments required to be made under
Section 12 except as set forth in and to the extent permitted by Schedule I to this Agreement. To the extent the Manager determines during the Term that any additional or different facilities and/or equipment are reasonably necessary for such purpose, whether or not consistent with past practice, the Manager shall advise MEDIX in writing of the need for same, whereupon, unless objected to in writing by MEDIX, MEDIX shall obtain and maintain such additional or different facilities and/or equipment.

         4. Manager's Duties. The Manager shall perform the following duties: supervise and direct the general operations of the Business; operate the Business reasonably efficiently and with proper economy; develop policies with respect to the implementation of new features to the extent that the financial obligations and resources of MEDIX permit; develop policies with respect to marketing for the purpose of creating the greatest possible net income for the Business; and stimulate the general business of the Business. In addition, the Manager shall: (i) at the expense of MEDIX, arrange for the rental of facilities, the purchase or leasing of equipment and the purchase of supplies; at the expense of MEDIX, cause furniture, furnishings and equipment to be kept in good repair; and, at the expense of MEDIX, arrange for necessary replacements, improvements and changes to furniture, furnishings and equipment, in each case as and to the extent contemplated by Section 3; (ii) cause to be employed by and at the expense of MEDIX such personnel for the Business as are reasonably determined by the Manager to be necessary for the conduct of the Business, as and to the extent contemplated by Section 5; (iii) supervise and arrange such billing and collection services as are reasonably determined by the Manager to be necessary for the collection by MEDIX of income and other amounts due in connection with the Business; (iv) supervise and arrange for the payment by MEDIX of all expenses and other amounts payable by MEDIX in connection with the Business; (v) supervise the placing of insurance at the expense of MEDIX on the Business and its assets, as and to the extent contemplated by
Section 13; and (vi)


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perform such other acts as may be necessary and desirable in connection with the satisfaction of its duties as hereinabove set forth. Anything to the contrary set forth in this Section 4 notwithstanding, the Manager will not, without obtaining the prior written consent of MEDIX (i) arrange for any additional investments in inventory by MEDIX which results in total inventory at any time in excess of $317,500, other than replacements for new sales, or (ii) arrange for capital expenditures or commitments for capital expenditures for the account of or otherwise binding on MEDIX in excess of $20,000 in the aggregate.

         5. Employees. All personnel employed to perform services at the MEDIX facilities, other than employees of the Manager who may visit the facilities of MEDIX from time to time to provide assistance and other than employees of the Manager who the Manager may, in its sole discretion, locate at MEDIX's facilities, shall be the employees or independent contractors of MEDIX but shall be supervised and/or directed by the Manager. The Manager shall make all hiring and termination decisions, establish and pay (from MEDIX's funds) all wages, salaries and compensation, determine staffing levels, individual work hours, personnel policies and employee benefit programs for all of the MEDIX personnel engaged in providing services for the Business; provided, however that all such hiring and termination decisions and all such decisions regarding wages, salaries and compensation, staffing levels, individual work hours, personnel policies and employee benefits for MEDIX personnel engaged in providing services for the Business shall be made in accordance with MEDIX policies, procedures and programs in effect from time to time.


         6.       [Intentionally left blank].

         7.       [Intentionally left blank].

         8.       [Intentionally left blank].

         9.       [Intentionally left blank].

         10. Bookkeeping and Accounting Services. The Manager shall perform all bookkeeping and accounting services required for the operation of the Business, including the maintenance, custody and supervision of the Business's business records, ledgers and reports; the establishment, administration and implementation of accounting procedures, controls and systems; the preparation of the financial and management reports referenced in Section 11; implementation and management of computer-based management information systems; and implementation and management of records retrieval and confidentiality systems.

         11. Financial and Management Reports. The Manager shall prepare and furnish to MEDIX the following reports:

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                  a. Monthly and annual balance sheets and income statements for
MEDIX. All such statements shall be prepared on an accrual basis of accounting in accordance with GAAP, with such exceptions thereto as are determined by the Manager to be advisable; and

                  b. Any additional financial and management reports and information that the Manager determines would assist MEDIX in evaluating its productivity and services or are otherwise reasonably requested by MEDIX, but then only to the extent such reports or information are being prepared regularly by MEDIX in connection with its operation of the Business immediately prior to the date of this Agreement.

The tax returns of MEDIX for any period shall be the responsibility of MEDIX, although the Manager will reasonably cooperate with the person preparing such returns.

         12. Manager's Compensation. The Manager shall be compensated as provided in this Section 12. In the event that the Adjusted Monthly Income Statement (as hereinafter defined) for any month during the Term indicates a net loss for the Business with respect to such month, then, subject to the provisos contained in Sections 3 and 5, such income statement shall be accompanied by a payment from the Manager to MEDIX of an amount equal to the amount of such loss. In the event that the Adjusted Monthly Income Statement for any month during the Term indicates net income for the Business with respect to such month, then promptly after its receipt of such income statement, subject to the provisos contained in the Sections 3 and 5, MEDIX shall pay to the Manager an amount equal to the amount of such income. Except as otherwise expressly set forth in this Agreement and particularly as otherwise contemplated by the definition of Adjusted Monthly Income Statement set forth below in this Section , all computations made pursuant to this Section 12 shall be made on an accrual basis in accordance with GAAP. For these purposes, the Adjusted Monthly Income Statement shall be the monthly income statement prepared and furnished by the Manager pursuant to Section 11(a), but adjusted to reflect the limitations set forth on Schedule I to this Agreement.

         13.      Insurance.

                  MEDIX shall be responsible for procuring and maintaining insurance for the Business and shall name the Manager as an additional insured under all such insurance. Such insurance shall include all insurance customarily maintained by businesses similarly situated including, without limitation, the following:

                  a. Comprehensive general liability insurance and fidelity bonds (if determined by the Manager to be necessary) in amounts and with coverages approved by the parties;

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                  b. Property insurance covering the premises, equipment and supplies used in the conduct of the Business, in an amount and with coverages approved by the parties; and

                  c. Such other insurance coverage as is determined by the parties to be advisable.

         14.      [Intentionally left blank.]

         15.      Events of Default.

         The following events shall each be a Default under this Agreement:

                  a. If either party fails to perform in any material respect any material obligation required of it hereunder, and such default continues for thirty (30) days after the giving of written notice by the non-defaulting party, specifying the nature and extent of such default; provided, however, that if such default is not cured within thirty (30) days, but is capable of being cured within a reasonable period of time in excess of thirty (30) days, then a Default shall not occur if the defaulting party commences the cure of such default within the first 30-day period and thereafter diligently and in good faith continues to cure such default until completion.

                  b. If either party (i) applies for or consents to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets, files a voluntary petition in bankruptcy or consents to an involuntary petition, makes a general assignment for the benefit of its creditors, files a petition or answer seeking reorganization or arrangement with its creditors, or admits in writing its inability to pay its debts when due, or
(ii) suffers any order, judgment or decree to be entered by any court of competent jurisdiction, adjudicating such party bankrupt or approving a petition seeking its reorganization or the appointment of a receiver, trustee or liquidator of such party or of all or a substantial part of its assets, and such order, judgment or decree continues unstayed and in effect for ninety (90) days after its entry, then the other party shall be entitled to terminate this Agreement by delivering written notice of termination to such party.

         16.      Remedies Upon Default.

                  a. If MEDIX shall Default under this Agreement and such Default is not cured by MEDIX as provided in Section 15, then at the option of the Manager, the Manager shall be entitled to terminate this Agreement.

                  b. In the event that the Manager shall Default under this Agreement and such Default shall not be cured as provided in Section 15, then at the option of MEDIX,


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MEDIX shall be entitled to terminate this Agreement. If MEDIX elects to terminate this Agreement, MEDIX shall have no further liability to the Manager hereunder other than the liability to pay for such services rendered to MEDIX by the Manager prior to the date of such termination.

         17. Term. This Agreement shall commence on the Effective Date and, unless earlier terminated pursuant to the terms hereof, shall continue until the earlier of (i) December 31, 1996 and (ii) the date, if any, on which the closing occurs under the Option Agreement. Except for termination upon Default as described in Section 16 or termination upon expiration of the Term, this Agreement shall not be terminated by either party for any reason whatsoever.

         18. Effect of Termination. Notwithstanding any other provisions of this Agreement, following the termination of this Agreement, this Agreement shall remain in full force and effect with respect to events, actions, omissions or occurrences which occurred prior to the termination of this Agreement. The provisions of Sections 14, 19 and 21 through 25, and of this Section , shall survive any such termination and shall not expire.

         19. Indemnification.

         a. MEDIX shall indemnify and hold harmless the Manager from damages for injuries to persons or property resulting from any cause whatsoever in connection with the operation of the Business, and at its own cost and expense, to defend any action or proceeding against the Manager arising therefrom, except as to circumstances where such damages are principally a result of the negligence or malfeasance of the Manager or principally a result of the failure of the Manager to fully and faithfully perform its duties hereunder. This indemnification shall include, but not be limited to, all costs in defending against the suit, attorneys' fees and any eventual settlement or judgment amount, plus interest.

         b. The Manager shall indemnify and hold harmless MEDIX from damages or injuries to persons or property resulting from the negligence or malfeasance of the Manager or from the failure of the Manager to fully and faithfully perform its duties hereunder, and at its own cost and expense, to defend any action or proceeding against MEDIX arising therefrom, except as to circumstances where such damages are principally a result of the negligence or malfeasance of MEDIX or principally a result of the failure of MEDIX to fully and faithfully perform its duties hereunder. This indemnification shall include, but not be limited to, all costs in defending against the suit, attorneys' fees and any eventual judgment or settlement amount, plus interest.

         20. Governing Law. This Agreement shall be construed, interpreted and applied in accordance with the laws of the State of Florida applicable to contracts entered into and wholly to be performed in Florida by Florida residents.

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         21. Dispute Resolution.

                  a. The parties desire to resolve disputes arising out of this Agreement without litigation. Accordingly, except for action seeking temporary restraining order or injunction related to the purposes of this Agreement, or suit to compel compliance with this dispute resolution process, the parties agree to use the following alternative dispute resolution procedure as their sole remedy with respect to any controversy or claim arising out of or relating to this Agreement or its breach.

                  b. At the written request of a party, each party will appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any dispute arising under this Agreement. The parties intend that these negotiations be conducted by non-lawyer, business representatives. The location, format, frequency, duration and conclusion of these discussions shall be left to the discretion of the representatives. Upon agreement, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as confidential information developed for purposes of settlement, exempt from discovery and production, which shall not be admissible in the arbitration described below or in any lawsuit without the concurrence of all parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in arbitration or lawsuit.

         c. If the negotiations do not resolve the disputes within thirty (30) days of the initial written request, the disputes shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. A party may demand such arbitration in accordance with the procedures set out in those rules. Discovery shall be controlled by the arbitrator and shall be permitted to the extent set out in this section. Each party may submit in writing to a party, and that party shall so respond, to a maximum of any combination of thirty-five (none of which may have subparts) of the following: interrogatories, demands to produce documents, and requests for admission. Each party is also entitled to take the oral deposition of one individual of another party. Additional discovery may be permitted upon mutual agreement of the parties. The arbitration hearing shall commence within sixty (60) days of the demand for arbitration. The arbitration shall be held in Newark, New Jersey. The arbitrator shall control the scheduling so as to process the matter expeditiously. The parties may submit written briefs. The arbitrator shall rule on the dispute by issuing a written opinion within thirty days after the close of the hearings. The times specified in this section may be extended upon mutual agreement of the parties or by the arbitrator upon a showing of good cause. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

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                  d. Each party shall bear its own costs of these procedures. A party seeking discovery shall reimburse the responding party for the costs of production of documents (to include search time and reproduction costs). The parties shall equally split the fees of the arbitration and the arbitrator.

         22. Confidential Information and Records.

                  a. MEDIX and the Manager agree that each will acquire certain information and materials that are the confidential and proprietary information of the other (the "Confidential Information"). MEDIX and the Manager each agree not to disclose or use the Confidential Information of the other except in the performance of this Agreement or with the prior, express, written consent of the other. MEDIX and the Manager each agree to take all actions reasonably necessary and satisfactory to the other to protect the confidentiality of the Confidential Information of the other. MEDIX and the Manager each shall assume that all information and materials exchanged are Confidential Information except that the following shall not be considered Confidential Information:

                  (1) Information known to the disclosee prior to the date the parties first contacted each other.

                  (2) Information in the public domain, through no act or omission of the party to this Agreement required to keep such information confidential.

                  (3) Information received from a third party with a legal or contractual right to disclose such information.

                  (4) Information independently developed by the disclosee without reference to the Confidential Information.

                  (5) Information disclosed without restriction pursuant to judicial action or government regulation; provided, the party proposing to disclose or use such Confidential Information has notified the other party prior to such disclosure and reasonably cooperates with the others in the event the other party chooses to legally contest and avoid such disclosure.

                  b. All business records, information, software and systems of the Manager relating to the provision of its services under this Agreement shall remain the property of the Manager, and may be removed by the Manager from supporting the Business upon any termination of this Agreement; provided, however, that MEDIX shall be entitled upon reasonable written request, to access such records and make copies or extracts thereof to the


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extent necessary to prosecute or defend against any tax or other liabilities imposed on MEDIX by any governmental authority or other party.

                  c. Customer data in usable form and customer records shall remain the property of MEDIX and shall be delivered by the Manager to MEDIX, upon request, following any termination of this Agreement, other than termination in connection with a closing under the Option Agreement.

                  d. Except as otherwise provided in this Agreement, the parties shall safeguard all records maintained by them pursuant to this Agreement for a period of time specified by the parties (no less than three years) from the date of the last activity recorded in such records and, prior to destruction of any such records, shall give the other party notice of such destruction and, if the other party so elects and applicable Law so permits, shall deliver such records to the other party in lieu of destroying them.

         23. Assignment. Except for the Manager ability to assign pursuant to a merger transaction, neither party shall have the right to assign its rights and obligations hereunder without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, and permitted successors and assigns.

         24.      [Intentionally left blank].

         25.      Miscellaneous.

                  a. Amendment. This Agreement may be amended, modified or supplemented but only in writing signed by each of the parties hereto.

                  b. Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (i) when received if given in person or by U.S. mail, certified or registered mail, return receipt requested, postage prepaid, or (ii) on the date of acknowledgment of receipt if sent by telex, facsimile or other wire transmission or by overnight courier.

If to MEDIX, addressed as follows:          MEDIX, Inc.
                                            3 Penn Plaza East PP-16A
                                            Newark, New Jersey 07105-2200
                                            Attn: Michael R. McGarvey, M.D.
                                                     President and CEO

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with a copy to:                             Blue Cross and Blue Shield of
                                            New Jersey, Inc.
                                            3 Penn Plaza East PP-16D
                                            Newark, New Jersey 07105-2200
                                            Attn: Susan Scholle Conner, Esq.
                                                     General Counsel


If to the Manager, addressed as follows:    National Medical Systems, Inc.
                                            3001 North Rocky Point Drive
                                            Suite 100
                                            Tampa, Florida 33607
                                            Attn: John Kang, President


with a copy to:                             Trenam, Kemker, Scharf, Barkin,
                                            Frye, O'Neill & Mullis, P.A.
                                            P. O. Box 1102
                                            Tampa, Florida 33601
                                            Attn: Gary I. Teblum


or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

                  c. Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term.

                  d. Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  e. Headings. The headings preceding the text of Sections of this Agreement are for convenience only and shall not be deemed part of this Agreement.

                  f. Further Assurances. Each party will, at the reasonable request of any other party hereto, execute and deliver to such other party all such further instruments,


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assignments, assurances and other documents, and take such actions as such other party may reasonably request in connection with the carrying out of this Agreement.

                  g. Remedies Cumulative. No remedy set forth in this Agreement or otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available to any party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.

                  h. Construction. The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

                  i. Authorized Persons. Whenever any consent, approval or determination of a party is required pursuant to this Agreement, such consent, approval or determination shall be rendered on behalf of the party by the person or persons duly authorized to do so, which the other party shall be justified in assuming means any officer of the party rendering such consent, approval or determination, or such party's board of directors.

                  j. Severability. If any provision of this Agreement is or becomes invalid. illegal or unenforceable in any respect, the validity, legally and enforceability of the remaining provisions contained herein shall not be affected thereby.

                  k. Entire Understanding. This Agreement, the Option Agreement and the other agreements between the parties expressly contemplated hereby and thereby set forth the entire agreement and understanding of the parties hereto in respect to the transactions contemplated hereby and thereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof and thereof and is not intended to confer upon any other person any rights or remedies hereunder or thereunder. There have been no representations or statements, oral or written, that have been relied on by any party hereto, except those expressly set forth in this Agreement, the Option Agreement and such other agreements.

                  l. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of both parties and their respective legal representatives, successors and permitted assigns.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

NATIONAL MEDICAL SYSTEMS, INC.

By: Wayne Burks
    ---------------------------------
Title: Chief Financial Officer
       ------------------------------


MEDIX, INC.

By:    Michael R. McGarvey
       ------------------------------
Title: President and Chief Executive Officer
       ------------------------------

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                                OPTION AGREEMENT


         This OPTION AGREEMENT is executed effective as of the 1st day of September, 1996, by and between MEDIX, INC., a New Jersey corporation ("Seller"), BLUE CROSS AND BLUE SHIELD OF NEW JERSEY, INC., a New Jersey health service corporation and the indirect parent of Seller ("BCBSNJ"), and NATIONAL MEDICAL SYSTEMS, INC., a Florida corporation ("Buyer").

         WHEREAS, Seller is the owner and operator of a business engaged in the development, marketing, installation and servicing of the "Medical Manager" office practice management system under the private label "The System by MEDIX" (the "Business"); and

         WHEREAS, Seller desires to grant and Buyer desires to acquire an option to purchase certain of the assets used and useful in the conduct and operation of the Business on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the above and of the mutual promises and covenants contained herein, and other good and valuable consideration, the parties, intending to be legally bound, agree as follows:

SECTION 1.        OPTION TO PURCHASE ASSETS

                  a. In consideration of $100 and other good and valuable consideration, the sufficiency of which is hereby acknowledged by Seller, Seller hereby sells and grants to Buyer an exclusive option (the "Option") to purchase all of the operating assets used by Seller in connection with the Business, including but not limited to the distribution rights to a private label version of The Medical Manager with fully paid up perpetual rights to market it under the name "The System by

MEDIX", customer lists, accounts receivable, service contracts, plant, property and equipment, service department tools, spare parts, inventory, rights to software programs and documentation including conversion and customized programs, printed forms, signs, marketing material, rights to existing telephone numbers, cash (after reflecting all outstanding uncleared items) in the sum of $80,000 plus the amount of all deposits from customers/clients and/or others, any other rights arising under deposits from customers/clients and/or others, patents, patents pending, trade secrets, copyrights, trade names, trademarks, logos, advertising work, contract rights, drawings, production computer and related software and documentation, licenses, inventions, processes, books, records, goodwill and other proprietary rights or tangible or intangible assets used in connection with the Business (collectively, the "Business Assets"), certain of which are identified in Exhibit 1.1(a), but excluding assets identified in Exhibit 1.1(b) (the "Excluded Assets"), subject to the terms and conditions set forth herein.

                  1.2 The purchase price for the Business Assets to be acquired upon exercise, if any, of the Option (the "Purchase Price") shall be Three Million, Two Hundred Thousand Dollars ($3,200,000).

                  1.3 The Option granted hereunder shall expire upon termination of that certain Management Services Agreement of even date herewith (the "Services Agreement") between Seller and Buyer. Subject to the preceding sentence, Buyer may exercise the Option at any time on or after the date hereof by delivering written notice of such exercise (the "Notice of Exercise") to Buyer as provided in Section 8(e).

                  1.4 In the event that the Option is exercised as herein provided, the parties shall, at a time and on a date on or prior to December 31, 1996 specified by Buyer in the Notice of Exercise

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(not less than fifteen (15) nor more than twenty (20) days after the date of the
Notice of Exercise) (the "Closing Date"), take the actions hereinafter specified to effect the sale by Seller of the Business Assets to Buyer (the "Closing"), provided, (i) in the case of Buyer, that the conditions precedent to Buyer's obligations set forth in Schedule 1.4(a) have been satisfied or waived on or prior to the Closing Date and (ii) in the case of Seller, that the conditions precedent to Seller's obligations set forth in Schedule 1.4(b) have been satisfied on or prior to the Closing Date.

                  1.5 The Closing shall be held at the offices of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis, 101 East Kennedy Boulevard, Tampa, Florida, or at such other place as the parties may agree.

                  1.6 At the Closing, Seller shall sell, convey, transfer and deliver the Business Assets to Buyer, accompanied by such bills of sale, instruments of assignment and other documents as may be necessary to evidence or give effect to such sale, conveyance, transfer and delivery.

                  1.7 Subject to Section 2.1, Buyer shall pay to Seller at the Closing, as partial consideration for the sale, conveyance, transfer and delivery of the Business Assets, the Purchase Price. At the Closing, as additional consideration for the sale, conveyance, transfer and delivery of the Business Assets, Buyer shall assume and become obligated for, commencing and effective from the Closing Date, the Assumed Liabilities, but shall not and does not assume any Excluded Liabilities. The Excluded Liabilities shall remain the sole obligation of Seller. For purposes of this Agreement, the term "Assumed Liabilities" shall mean only (A) liabilities arising under assigned support and maintenance agreements as then in effect, other than liabilities (i) existing as of the Closing Date under such agreements as a result of actions taken or omitted to be taken by MEDIX in the performance of such agreements (other than the liability to provide support and maintenance for up to 12 months from the date hereof to Rahway Podiatry Group or Westway Podiatry Group for no additional payment by Rahway Podiatry Group or Westway Podiatry Group), or (ii) arising or that may arise under such agreements based on actions taken or events that occurred on or prior to the date of this Agreement, and (B) customer deposits, and the term "Excluded Liabilities" shall mean all liabilities and obligations of Seller other than the Assumed Liabilities.

                  1.8 Buyer and Seller agree that the Purchase Price shall be allocated among the Business Assets in such manner as the parties shall agree. Neither party will take a position contrary to the manner so agreed for state or federal income tax purposes, except to the extent required by Section 1060 of the Internal Revenue Code of 1986, as amended.

SECTION 2.           DEPOSIT

                  a. Upon the execution of this Agreement, Buyer shall deliver to Seller $500,000 as a deposit towards the Purchase Price under the Option (the "Deposit"), and the Deposit will continue to be held by Seller in accordance with the provisions of this Section 2. Following exercise of the Option, and at the Closing contemplated by and in accordance with the terms and conditions of this Agreement, Seller shall be obligated to credit the amount of the Deposit towards payment of the Purchase Price.

                  b. In the event that the Option terminates without Buyer having exercised the Option or that Buyer, having exercised the Option, fails to consummate the Closing as contemplated by Section 1.4, and provided that (i) the reason that the Option has terminated is other than as the result of a termination of the Services Agreement by Buyer following a Default thereunder by Seller and (ii) all of the conditions precedent to Buyer's obligations set forth in Schedule 1.4(a) are able to be satisfied within fifteen (15) days of such Option termination or on the Closing Date, as the case may be (in each case, a "Termination Without Cause"), then Seller shall be entitled to retain the Deposit, together with the Additional Liquidated Damages Payment provided for in Section 3 hereof, to compensate Seller for any and all damages arising by reason of Buyer's failure to exercise the Option or consummate the Closing, as the case may be, it being impossible to ascertain or accurately estimate the entire or exact cost, damage or injury which Seller may have sustained by reason of such failure to exercise. Such sum is agreed upon as liquidated damages for failure to exercise the Option or consummate the Closing, as the case may be, and not as a penalty. The retention of the Deposit and the Additional Liquidated Damages Payment shall fully discharge all obligations of Buyer to Seller under this Agreement, at law, at equity, or otherwise; and, Buyer shall have no further obligations of any kind whatsoever to Seller.

                  c. In the event that the Option terminates or that Buyer, having exercised the Option, fails to consummate the Closing as contemplated by
Section 1.4, in each case, other than under circumstances constituting a Termination Without Cause, then Seller shall immediately return the Deposit to Buyer.

SECTION 3.                 ADDITIONAL LIQUIDATED DAMAGES PAYMENT

         In the event that the Option terminates or that Buyer, having exercised the Option, fails to consummate the Closing as contemplated by Section 1.4, in each case, under circumstances constituting a Termination Without Cause, then Buyer shall pay to Seller and Seller shall be entitled to receive from Buyer, in addition to the Deposit, an additional payment in the amount of $460,000 (the "Additional Liquidated Damages Payment").

SECTION 4.        SPECIFIC PERFORMANCE

                  The parties agree that the Business Assets constitute unique assets not readily available on the open market. For this reason, Seller acknowledges that specific performance is an appropriate remedy for Buyer in the event this Agreement is breached. The parties agree that the rights afforded by the preceding sentence shall be in addition to any and all rights Buyer may have at law or equity.

SECTION 5.        REPRESENTATIONS AND WARRANTIES OF SELLER

                  Seller represents and warrants to Buyer as follows:

                  a. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey.

                  b. Seller has and will have upon the exercise of the Option full corporate power and authority to enter into this Option Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes, and any other instruments contemplated hereby when executed will constitute, the legal, valid and binding obligations of Seller, enforceable in accordance with their terms, except as may be affected by bankruptcy and insolvency laws and court-applied equitable principles.

                  c. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the compliance with the terms, conditions and provisions of this Agreement, with or without the giving of notice or the passage of time, or both, will not: (i) contravene any provision of Seller's Certificate of Incorporation or By-Laws; or (ii) subject to receipt of any consents that may be necessary in connection with the sale of the Business Assets and identified on Schedule 5.4(20) (all of which consents Seller is confident that it will be able to obtain), conflict with or result in a breach of or constitute a default under (i) any of the terms, conditions or provisions of any indenture, mortgage, loan or credit agreement or any other agreement or instrument to which Seller is a party or by which it or any of the assets of Seller may be bound or affected, other than conflicts, breaches and defaults which would not, individually or in the aggregate, have a material adverse effect on the Business or the Business Assets, or (ii) any decree, judgment or order of any court or governmental department, commission, board, agency or instrumentality, domestic or foreign, or any applicable law, ordinance, rule or regulations.

                  d. The representations and warranties set forth in Schedule
5.4 are true and correct in all material respects on the date hereof.

                  e. Neither Seller nor BCBSNJ has employed or retained any broker, finder or agent, nor in any way otherwise become obligated for any broker's, finder's, agent's or similar fee with respect to the transactions contemplated by this Agreement.

                  f. No representation or warranty by Seller in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

SECTION  5A. REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller and BCBSNJ as follows:

                  5A.1 Buyer is a corporation duly organized, validly existing and in active status under the laws of the State of Florida and has the corporate power and authority to carry on its business as it is now being conducted.

                  5A.2 The execution and delivery of this Agreement by Buyer has been duly authorized by the Board of Directors of Buyer and no further corporate action is necessary on its part to make this Agreement valid and binding upon Buyer and enforceable against Buyer in accordance with the terms hereof or to carry out the actions contemplated hereby.

                  5A.3 No additional consent, approval or authorization is required in connection with the execution or delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby.

                  5A.4 Buyer has not employed or retained any broker, finder or agent, nor in any way otherwise become obligated for any broker's, finder's, agent's or similar fee with respect to the transactions contemplated by this Agreement.

SECTION 6.  COVENANTS OF SELLER

                  a. Seller will perform all acts necessary to carry out the transactions contemplated by this Agreement and will not, during the term of this Agreement (i) create, incur, assume or guarantee any indebtedness, obligations or liability or make any payments in respect thereto which would interfere with, or prevent, Seller's transfer of the Business Assets to Buyer as provided in Section 1.1 hereof; (ii) take any action which causes any of the representations or warranties of Seller not to be true and complete as of the Closing Date; (iii) perform or suffer any acts within its control inconsistent with the grant of the Option to Buyer or the actions contemplated by this Agreement;

or (iv) enter into any agreement or grant any person or entity a right to purchase all or substantially all of the assets of Seller. In furtherance of the foregoing and by way of explanation and not by way of limitation, the Seller will use its best efforts to secure all material consents and approvals that may be necessary to carry out the transactions contemplated by this Agreement. In this connection, "best efforts" will mean the efforts that a prudent person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible ; provided, however, that an obligation to use best efforts under this Agreement does not require Seller to take actions that would result in a materially adverse change in the benefits to Seller under this Agreement and from the transactions contemplated by this Agreement and does not require that Seller make any payment to Personalized Programming, Inc.

                  b. Seller will notify Buyer promptly of the threat of, or commencement against itself or BCBSNJ of, any claim, suit, action, arbitration, legal, administrative or other proceeding, or governmental investigation or tax audit affecting the Business or Seller and will cooperate fully with Buyer in taking any and all actions necessary or desirable to the consummation of the transactions contemplated by this Agreement.

                  c. During the term of the Option and, assuming the Option is exercised and the transactions contemplated hereby are consummated, for a period ending the date which is two years following the date of this Agreement, neither Seller nor any of its affiliates will (i) compete with Buyer in the sale of any product or service offered or in development by Seller in connection with the Business as of the date of this Agreement within a 100 mile radius from the current offices of Seller or (ii) solicit the clients of Seller for products and/or services offered by Seller in the Business or solicit the employees of Seller for other employment opportunities. Whereas "The System by

MEDIX" is presently a version of Personalized Programming, Inc.'s product widely known as The Medical Manager, Seller agrees that this covenant shall apply to The Medical Manager. Anything contained in this Section 6.c. notwithstanding, any restriction on Seller or any of its affiliates otherwise hereby contemplated shall be subject to (i) the right of BCBSNJ to continue to develop and implement a community health information network (currently being developed and implemented under the name "HANS") and (ii) BCBSNJ's right, through its HANS line of business or otherwise, to develop and implement strategic initiatives with EDI-USA and others with respect to electronic claims submissions.

                  d. In the event this Agreement is terminated as a result of a breach by Seller, for a period ending two years after the date of this Agreement, neither Seller nor any of its affiliates will (i) compete with Buyer in the sale of any product or service offered or in development by Seller in connection with the Business as of the date of this Agreement within a 100 mile radius from the current offices of the Buyer (except that notwithstanding the current offices of the Buyer, the geographical area in which Seller and its affiliates may not compete shall not extend to any current customer of Seller or to such area as is within a 200 mile radius from the current offices of Seller) or (ii) solicit the clients of Buyer or solicit the employees of Buyer for other employment opportunities. Whereas "The System by MEDIX" is presently a version of Personalized Programming, Inc.'s product widely known as The Medical Manager, Seller agrees that this covenant shall apply to The Medical Manager. Anything contained in this Section 6.d. notwithstanding, any restriction on Seller or any of its affiliates otherwise hereby contemplated shall be subject to (i) the right of BCBSNJ to continue to develop and implement a community health information network (currently being developed and implemented under the name "HANS"), (ii) BCBSNJ's right, through its HANS line of business or otherwise, to develop and implement strategic initiatives with EDI-USA and others with respect to electronic claims submissions and (iii) receipt of any consents deemed necessary from Blue Cross Blue Shield of Delaware ("BCBSD") or Anthem Insurance Companies, Inc. ("Anthem") in connection with transactions currently pending between BCBSNJ, on the one hand, and BCBSD and Anthem, on the other hand.

                  e. Seller will cooperate fully with Buyer in taking any and all actions necessary or desirable to the consummation of the transactions contemplated by this Agreement.

SECTION 6A.       COVENANTS OF BUYER

                  6A.1 Buyer will perform all acts necessary to carry out the transactions contemplated by this Agreement.

                  6A.2 Buyer will cooperate fully with Seller in taking any and all actions necessary or desirable to the consummation of the transactions contemplated by this Agreement.

SECTION 7.        FINANCIAL STATEMENTS

         As a part of Buyer's due diligence, Buyer has determined that it may need to arrange for (a) an audit of the financial statements of the Seller for each of the calendar years in the three year period ended December 31, 1995 and a possible restatement of such statements to assure compliance with generally accepted accounting principles and Regulation S-X of the Securities and Exchange Commission; and (b) the preparation of stub period financial statements for periods from January 1, 1995 and thereafter and from January 1, 1996 and thereafter which also need to be in compliance with generally accepted accounting principles and Regulation S-X of the Securities and Exchange

Commission. In this connection, Seller, at its own expense, agrees to provide Buyer with such assistance and cooperation as may be reasonably required to prepare and audit such statements, including without limitation gathering and securing information that may be required by the auditors, providing access to books and records and sending out letters to attorneys for audit letter responses.

SECTION 7A.            INDEMNIFICATION

                  7A.1 Seller agrees to indemnify and hold harmless Buyer in respect of any and all claims, losses and expenses which may be incurred by Buyer arising out of:

                           (i) any material breach by either Seller or the
Stockholder of any of the representations, warranties, covenants or agreements made by either of them in this Agreement, the exhibits hereto or any document or paper delivered in connection with the transactions contemplated hereby;

                           (ii) any attempt (whether or not successful) by any
person to cause or require Buyer to pay or discharge any debt, obligation, liability or commitment of Seller not expressly assumed by Buyer; and

                           (iii) any action, suit, proceeding, assessment or
judgment arising out of or incident to any of the matters indemnified against in this Section 7A.1 or Section 7A.2, including reasonable fees and disbursements of counsel (before and at trial, in bankruptcy proceedings and in appellate proceedings).

                  7A.2 In addition, Seller agrees to indemnify and hold harmless Buyer in respect of any and all claims, losses and expenses (other than lost future income) which may be incurred by

Buyer arising out of the litigation, proceedings and administrative investigations, whether pending or threatened, listed in Schedule 5.4(8).

                  7A.3 Buyer agrees to indemnify and hold harmless Seller and the BCBSNJ in respect of any and all claims, losses and expenses which may be incurred by Seller or the BCBSNJ arising out of:

                           (i) any material breach by Buyer of any of the
representations, warranties, covenants or agreements made by Buyer in this Agreement, the exhibits hereto or any document or paper delivered in connection with the transactions contemplated hereby;

                           (ii) any attempt (whether or not successful) by any
person to cause or require Seller or the Stockholder to pay or discharge any debt, obligation, liability or commitment of Seller expressly assumed by Buyer; and

                           (iii) any action, suit, proceeding, assessment or
judgment arising out of or incident to any of the matters indemnified against in this Section 7A.2, including reasonable fees and disbursements of counsel (before and at trial, in bankruptcy proceedings and in appellate proceedings).

                  7A.4 Whenever any claim shall arise for indemnification under this Section 7A, Buyer, on the one hand, or Seller or the BCBSNJ, on the other hand (as such the "Indemnified Party"), shall notify the other party or parties (as such, the "Indemnifying Party") in writing by certified mail of the facts constituting the basis for such claim. Such notice shall specify all facts known to the Indemnified Party giving rise to such indemnification right and the amount or an estimate of the amount of the liability arising therefrom. The right to indemnification hereunder and the amount or the estimate amount thereof, as set forth in such notice, shall be deemed agreed to by the Indemnifying Party unless, within 15 days after the receipt of such notice, the Indemnified Party is notified in writing that the Indemnifying Party disputes the right to indemnification as set forth or estimated in such notice.

                  7A.5 If the facts giving rise to any such indemnification right shall involve any actual or threatened claim or demand by any third party against the Indemnified Party or any possible claim by the Indemnified Party against any third party, such claim by or against a third party shall be referred to as a "Third-Party Claim". If the Indemnifying Party gives the Indemnified Party an agreement in writing, in form and substance reasonably satisfactory to counsel to the Indemnified Party confirming the agreement to indemnify and save the Indemnified Party harmless from all costs and liability arising from any Third-Party Claim, the Indemnifying Party may at its own expense undertake full responsibility for the defense or prosecution of such Third-Party Claim any may contest or settle it on such terms as it may choose. If the Indemnifying Party fails to deliver such an agreement of indemnity to the Indemnified Party:

                           (i) the Indemnifying Party at its own expense may
nevertheless participate with the Indemnified Party in the defense or prosecution of the Third-Party Claim and in any and all settlement negotiations relating thereto; and

                           (ii) the Indemnified Party may contest or settle the
Third-Party Claim on such terms as it may choose, although the Indemnified Party shall not reach a settlement until it has consulted in good faith with the Indemnifying Party.

         Any such participation shall not relieve the Indemnifying Party of its obligations to indemnify the Indemnified Party under this Section 7A.

                  7A.6 If by reason of any Third-Party Claim a lien, attachment, garnishment or execution is placed upon any of the property or assets of the Indemnified Party, the Indemnifying Party, if it desires to exercise its right to defend or prosecute such suit, shall furnish a satisfactory indemnity bond to obtain the prompt release of such lien, attachment, garnishment or execution.

                  7A.7 Each party to this Agreement shall provide access to its counsel, accountants and other representatives during normal business hours to all properties, personnel, books, tax records, contracts, commitments and such other business records as may be necessary in connection with the resolution of any claims or actions subject to this Section 7A and shall furnish to the other party or parties, as the case may be, copies of all such documents (certified, if requested) as may reasonably be requested in connection therewith.

                  7A.8 Buyer shall have the right to offset any amounts due it from Seller under the provisions of this Section 7A or any other provision of this Agreement, against any amounts that may be due hereunder or pursuant hereto to Seller by Buyer.

SECTION 7B.          GUARANTY

         BCBSNJ absolutely and unconditionally guarantees to Buyer the due and punctual performance and payment of all monies to be paid and all things to be performed or observed by Seller pursuant to each and every covenant, condition, representation and warranty of Seller contained in this Agreement and in any document or instrument given by Seller in connection therewith.

SECTION 8.           MISCELLANEOUS

                  a. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                  b. No amendment, waiver of compliance with any provision or condition hereof, or consent pursuant to this Agreement will be effective unless evidenced by an instrument in writing signed by the parties.

                  c. The headings are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

                  d. The construction and performance of this Agreement will be governed by the laws of the State of Florida.

                  e. Any notice, demand or request required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly delivered on the date of personal delivery or the date of receipt if sent by a private air express service (postage prepaid) or mailed by registered or certified mail, postage prepaid and return receipt requested, and shall be deemed to have been received on the date of personal delivery or on the date set forth on the return receipt, to the following addresses or to such other address as any party may request, in the case of Seller, by notifying Buyer, and in the case of Buyer, by notifying Seller:

         To Seller:      MEDIX, Inc.
                         3 Penn Plaza East PP-16A
                         Newark, New Jersey 07105-2200
                         Attn: Michael R. McGarvey, M.D.
                               President and CEO
                         Telecopy: (201) 466-8288
                         Telephone: (201) 466-7300

         To BCBSNJ:      Blue Cross and Blue Shield of New Jersey, Inc.
                         3 Penn Plaza East PP-16A
                         Newark, New Jersey 07105-2200
                         Attn: Michael R. McGarvey, M.D.
                               Senior Vice President - Health Industry Services
                         Telecopy: (201) 466-8288
                         Telephone: (201) 466-7300

         To Buyer:       National Medical Systems, Inc.
                         3001 N. Rocky Pointe Dr. E.
                         Suite 100
                         Tampa, Florida  33607
                         Attn:    President
                         Telecopy:  813/289-6420
                         Telephone:  813/287-2990


                  f. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

                  g. Buyer and Seller each agree that they will use their best efforts to keep confidential (except for such disclosure to attorneys, bankers, underwriters, investors, etc. as may be appropriate in the furtherance of this transaction) all information of a confidential nature obtained in connection with the transactions contemplated by this Agreement, and in the event that such transactions are not consummated, each party will return to the other party such documents and other material obtained from the other party in connection therewith.

                  h. Buyer and Seller shall jointly prepare, and determine the timing of, any press release or other announcement to the public relating to the execution of this Agreement. No party hereto will issue any press release or make any other public announcement relating to the transactions contemplated hereby without the prior consent of the other party hereto, except that any party may make any disclosure required to be made by it under applicable law if it determines in good faith that it is appropriate to do so and gives prior notice to the other party.

                  i. Each party shall bear all costs incurred by it in connection with the transactions contemplated by this Agreement.

                  j. Seller agrees that from the date hereof and during the time period in which the Option is exercisable hereunder, or if the Option is exercised, during the period prior to the Closing, it shall not offer or seek to offer, or entertain or discuss any offer, to sell the Business or the Business Assets, other than as contemplated under this Agreement, nor shall BCBSNJ offer, to seek to offer, or entertain or discuss any offer to sell any of the capital stock of Seller without the written consent of Buyer.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

MEDIX, INC.                                 NATIONAL MEDICAL SYSTEMS, INC.


By:/s/  Michael R. McGarvey                 By:/s/  Wayne Burks
   ------------------------------              -------------------------------
   President and Chief                                               CFO
   Executive Officer

BLUE CROSS AND BLUE SHIELD OF
  NEW JERSEY, INC.


By:/s/ Michael R. McGarvey
   ----------------------------------
   Senior Vice President -
   Health Industry Services